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                                                                  EXHIBIT (c)(7)


                                  March 3, 1999



Vivendi
42, Avenue de Friedland
75008 Paris
FRANCE

Attention:        Mr. Henri Proglio
                  Directeur General Delegue


Gentlemen:

                  We understand from BT Alex. Brown Incorporated ("BT Alex. Brown"), our financial adviser, that you may be interested in pursuing a transaction with Superior Services, Inc. (the "Company") on a mutually agreeable basis. In connection with your possible interest in a transaction with the Company, each party proposes to provide to the other party certain information related to the disclosing party (herein referred to as the "Confidential Information"). Confidential Information includes not only written information but also information transferred orally, visually, electronically or by any other means about, among other things, the disclosing party's properties, customers, operations, strategies, plans, prospects, profitability, financial condition and forecasts. Further, the fact that such information has been delivered to either or both parties, that such a transaction is under consideration by each or either party, that discussions or negotiations have occurred or are occurring regarding a possible transaction involving the Company and you, and the status of any such discussions or negotiations, are considered Confidential Information for purposes of this Agreement. For purposes of this Agreement, the party receiving Confidential Information hereunder (whether you, the Company or both you and the Company) is herein called the `Recipient" and the party providing (directly or indirectly) such Confidential Information hereunder (whether you, the Company or both you and the Company) is herein called the "Provider."

                  In consideration of the Provider furnishing the Recipient with Confidential Information, and as a condition to such disclosure, each party hereto agrees as follows:

                  1. The Confidential Information will be used by the Recipient solely for the purpose of its evaluation of the desirability of entering into a transaction with the Provider, and for no other purpose, including but not limited to the furtherance of the Recipient's business or otherwise to the Provider's detriment.

                  2. The Recipient shall keep all Confidential Information secret and in strict confidence and shall not, without the prior written consent of the Provider, disclose it to anyone except to a limited group of the Recipient's own employees, directors, officers, agents and outside advisors ("Representatives") who are actually engaged in, and need to know such

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Vivendi
Attention: Mr. Henri Proglio
March 3, 1999
Page 2

Confidential Information to perform, the evaluation referred to above, each of whom must be advised of the confidential nature of the Confidential Information and of the terms of this Agreement, and provided, that, such Confidential Information shall only be disclosed to the extent necessary for the Recipient's Representatives to fulfill their responsibilities. The Recipient shall be responsible for any breach of this Agreement by any of its Representatives.

                  3. Upon notice from the Provider to the Recipient (i) the Recipient will return to the Provider the Confidential Information which is in tangible form, including any copies which the Recipient may have made, and the Recipient will destroy all abstracts, summaries thereof or references thereto in its documents, and certify to the Provider that the Recipient has done so, and
(ii) neither the Recipient nor its Representatives will use any of the Confidential Information with respect to, or in furtherance of, the Recipient's business, any of their respective businesses, or in the business of anyone else, whether or not in competition with the Provider, or for any other purpose whatsoever.

                  4. Confidential Information includes all analyses, compilations, forecasts, studies or other documents prepared by the Recipient or its Representatives in connection with its evaluation of pursuing a transaction with the Provider. Confidential Information does not include any information which was publicly available prior to the Recipient's receipt of such information or thereafter became publicly available (other than as a result of disclosure by the Recipient or any of its Representatives). Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Provider (or its directors, officers, employees, agents or outside advisors, including, without limitation, BT Alex. Brown or Lazard Freres), provided that such source is not to the Recipient's knowledge prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Provider and did not, to the Recipient's knowledge, obtain the information from an entity or person prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Provider.

                  5. The Recipient understands that the Provider will endeavor to include in the Confidential Information those materials which it believes to be reliable and relevant for the purpose of the Recipient's evaluation, but the Provider acknowledges that neither the Recipient nor BT Alex. Brown, Lazard Freres nor any of their respective directors, officers, employees, agents or outside advisors makes any representation or warranty hereunder as to the accuracy or completeness of the Confidential Information and each party agrees that such persons shall have no liability to the other party or any of the other party's Representatives hereunder resulting from any use of the Confidential Information. Each party understands that the Confidential Information is not being furnished for use in an offer or sale of securities of the Provider and is not designed to satisfy the requirements of federal or state securities laws in connection with any offer or sale of such securities to the Recipient.

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Vivendi
Attention: Mr. Henri Proglio
March 3, 1999
Page 3

                  6. In the event that the Recipient or any of its Representatives is required by law to disclose any of the Confidential Information, the Recipient will provide the Provider with prompt prior notice so that the Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement and the Recipient agrees to cooperate (and to cause its Representatives to cooperate) with the Provider if the Provider seeks such protective order or other appropriate remedy. In the event that the Provider is unable to obtain such protective order or other appropriate remedy, the Recipient will furnish only that portion of the Confidential Information which the Recipient is advised by an opinion of counsel is legally required, the Recipient will give the Provider written notice of the information to be disclosed as far in advance as practicable, and the Recipient will exercise its reasonable best efforts to obtain a protective order or other reliable assurance, at the Provider's expense, that confidential treatment will be accorded the Confidential Information so disclosed.

                  7. In consideration of the Recipient being provided Confidential Information, without the prior written consent of the Provider, the Recipient will not, and will not encourage or assist others to, for a period of 18 months from the date hereof (i) propose or disclose an intent to propose any form of business combination, acquisition, restructuring, recapitalization or other similar transaction relating to the Provider, (ii) acquire or offer, seek, propose or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or assets or direct or indirect rights or options to acquire any voting securities or assets of the Provider, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of any "proxy" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Provider, (iv) form, join or in any way participate, directly or indirectly, in a "group" within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the Provider, (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) otherwise act, alone or in concert with others, directly or indirectly, to seek control of the management, board of directors, or policies of the Provider, (viii) request the Provider, directly or indirectly, to amend or waive any provisions of this paragraph.

                  8. The Recipient agrees that for a period of 18 months from the date hereof, the Recipient will not, directly or indirectly, solicit for employment or hire any employee of the Provider or any of its subsidiaries with whom the Recipient has had contact or who became known to the Provider in connection with its evaluation of a possible transaction involving the Provider; PROVIDED that the foregoing provision will not prevent the Recipient from employing any such person who contacts the Recipient on his or her own initiative without any direct or indirect solicitation by, or encouragement (not including a general solicitation of employment not specifically directed towards employees of the Provider) from, the Recipient.

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Vivendi
Attention: Mr. Henri Proglio
March 3, 1999
Page 4

                  9. The Recipient understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or its Representatives, and that the Provider, its agents and representatives shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The Recipient further agrees that no failure or delay by the Provider, its directors, officers, employees, agents or outside advisors or representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

                  10. Nothing in this Agreement shall impose any obligation upon you or us to consummate a transaction or to enter into any discussion or negotiations with respect thereto.

                  11. The Recipient agrees to indemnify and hold harmless the Provider, its shareholders, directors, officers, employees and affiliates from and against any and all loss, damage, cost or expense (including reasonable attorney's fees and disbursements) resulting from or arising out of the breach of any covenant or agreement made by the Recipient herein.

                  12. Except as otherwise provided herein, this Agreement shall terminate two years from the date hereof.

                  If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter which will constitute our agreement with respect to the subject matter of this letter as of the date first above written.

                                            Very truly yours,

                                            SUPERIOR SERVICES, INC.

                                            By:  /s/ George K. Farr
                                               --------------------------------
                                                 Name
                                                 Chief Financial Officer
                                               --------------------------------
                                                 Title
AGREED AND ACCEPTED:

VIVENDI

By:  /s/ Henri Proglio
    --------------------------------
Its: Directeur General
    --------------------------------